Exhibit 99.1

PROXY

CALIFORNIA UNITED BANK

SPECIAL MEETING OF SHAREHOLDERS

JULY 20, 2012

The undersigned shareholder of California United Bank (“CUB”) hereby nominates, constitutes and appoints [                    ,                     , and                     ], and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of CUB which the undersigned is entitled to vote at the Special Meeting of Shareholders of CUB to be held at the Warner Center Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California, 91367, on Friday, July 20, 2012 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

IF YOU WISH TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, SEE THE REVERSE OF THIS PROXY CARD FOR INSTRUCTIONS.

1.	Approval of a Holding Company Reorganization of CUB. Approving the principal terms of an Agreement to Merge and Plan of Holding Company Formation, dated December 8, 2011 (the “formation agreement”) and the reorganization of CUB into the bank holding company form of ownership contemplated therein (the “bank holding company reorganization”) pursuant to which CU Bancorp, a California corporation, will become the bank holding company for CUB, the shareholders of CUB will become the shareholders of CU Bancorp in a one-to-one exchange of their shares of CUB common stock for CU Bancorp common stock, the California United Bank 2005 Stock Option Plan and the California United Bank 2007 Equity and Incentive Plan (“CUB Equity Plans”) will automatically be deemed to be equity incentive plans of CU Bancorp, and the outstanding options to purchase CUB common stock and the outstanding shares of restricted CUB common stock granted pursuant to the CUB Equity Plans will automatically be deemed to be outstanding options to purchase CU Bancorp common stock and outstanding shares of restricted CU Bancorp common stock, respectively, having the same terms, conditions and restrictions as originally imposed thereupon, as more particularly described in the Joint Proxy Statement-Prospectus dated June [ ], 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the Merger Agreement. Approving the principal terms of an Agreement and Plan of Merger, dated December 8, 2011 (as amended, the “merger agreement”) and the transactions contemplated therein pursuant to which, immediately following the closing of the bank holding company reorganization, CU Bancorp and CUB will acquire Premier Commercial Bancorp (“PC Bancorp”) and Premier Commercial Bank, N.A. (“PCB”) through a series of mergers and the shareholders of PC Bancorp will also become shareholders of CU Bancorp through the exchange of their shares of PC Bancorp common stock for shares of CU Bancorp common stock based upon an exchange ratio determined in accordance with the merger agreement and CU Bancorp and CUB will be the surviving entities following and as a result of these transactions, as more particularly described in the Joint Proxy Statement-Prospectus dated June [ ], 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Adjournments. Approving the grant of discretionary authority to adjourn the CUB Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting of CUB to approve the principal terms of the formation agreement and/or the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Other Business. No other business may be conducted at the special meeting.

THE BOARD OF DIRECTORS OF CUB UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE FORMATION AGREEMENT, “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND “FOR” AUTHORIZING ADJOURNMENTS. This Proxy confers discretionary authority and shall be voted in accordance with the recommendations of CUB’s Board of Directors unless a contrary instruction is indicated, in which case this Proxy shall be voted in accordance with such instruction.

PLEASE SIGN AND DATE THE OTHER SIDE

IMPORTANT - PLEASE SIGN AND DATE BELOW

(Number of Shares)

(Please Print Your Name)	(Please Print Your Name)

(Signature of Shareholder)	(Signature of Shareholder)

Dated:                                         , 2012

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO  ☐                I DO NOT  ☐  expect to attend the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF CUB’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF CUB AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 23, 2012. THE PROXY STATEMENT TO STOCKHOLDERS IS AVAILABLE AT http://viewproxy.com/californiaunitedbank/2012/specialmeeting/.

THERE ARE THREE WAY TO DELIVER YOUR PROXY

INTERNET Vote Your Proxy on the Internet: Go to http://cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	TELEPHONE Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.